SIXTH AMENDMENT AND WAIVER


THIS SIXTH AMENDMENT AND WAIVER, dated as of June 7, 2002 (this "Amendment and Waiver"), is given with respect to, the Post-Confirmation Credit Agreement dated as of October 20, 2000, as amended by the First Amendment dated as of March 14, 2001 (the "First Amendment"), the Second Amendment and Waiver dated as of July 23, 2001 (the "Second Amendment"), the Third Amendment and Consent dated as of October 31, 2001 (the "Third Amendment"), the Fourth Amendment and Consent dated as of February 8, 2002 (the "Fourth Amendment"), and the Fifth Amendment, Waiver and Consent dated as of February 28, 2002 (the "Fifth Amendment"; such Post-Confirmation Credit Agreement as so amended, the "Credit Agreement"), among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), and various subsidiaries thereof as borrowers (the Company and such subsidiaries together, the "Borrowers"), various financial institutions as lenders (the "Lenders"), AMSOUTH BANK, as a Lender and as documentation agent for the Lenders (the "Documentation Agent"), and ABN AMRO BANK N.V., as a Lender, as issuing lender and as administrative agent for the Lenders (the "Administrative Agent", and together with the Documentation Agent, the "Agents").

WHEREAS, pursuant to the Fifth Amendment and that certain Waiver and Consent dated as of April 15, 2002, as amended (the "Waiver and Consent"), the Lenders waived, through June 15, 2002, the EBITDA Event of Default (as defined in the Waiver and Consent) provided, among other things, the Borrowers executed, by no later than June 7, 2002, a binding term sheet that set forth the material terms of the Company's plan of recapitalization and restructuring acceptable in form and substance to the Administrative Agent;

WHEREAS, the agreements and undertakings of the Company contained in
Section 7 hereof set forth the material terms of a binding plan of recapitalization and restructuring acceptable to the Administrative Agent;

WHEREAS, the Borrowers have requested that the Lenders agree to certain other matters, including, without limitation, waiver of compliance by the Borrowers with the financial covenants set forth in Sections 10.6.1 through
10.6.5 of the Credit Agreement, and the Lenders are willing to agree to such other matters, as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. WAIVERS. In reliance on the representations and warranties set forth in this Amendment and Waiver and subject to satisfaction of the conditions set forth in the first sentence of Section 6 hereof, the Lenders hereby waive, effective as of May 31, 2002, for the Computation Period ending February 28, 2002 through the Computation Period ending August 31, 2002, inclusive, compliance by the Borrowers with Sections 10.6.1 through 10.6.5, inclusive, of the Credit Agreement; provided that commencing with the Computation Period ending November 30, 2002 and thereafter all of the covenants and provisions referred to in this Section 1 shall apply to and be effective against the Loan Parties, and all rights, privileges and remedies of the Agents and the Lenders relating thereto under the Credit Agreement and the other Loan Documents shall be fully effective and enforceable.

SECTION 2. LOANS, LETTERS OF CREDIT NOT REQUIRED. In consideration of the waivers set forth in Section 1 above, and notwithstanding any provision to the contrary set forth in the Credit Agreement or any of the other Loan Documents, each of the Borrowers hereby acknowledges and agrees that: (a) no Lender is required or otherwise obligated to, and no Borrower shall request that any Lender, (i) make any additional Loans or (ii) otherwise extend any additional credit to any Borrower, (b) the Issuing Lender and the Lenders are not required or otherwise obligated to issue, and no Borrower shall request that the Issuing Lender or any Lender issue, any Letters of Credit other than Letters of Credit (or renewals thereof) issued to renew Letters of Credit outstanding on the date hereof in accordance with the requirements of Section 2.3 of the Credit Agreement; and (c) from and after the Effective Date, in addition to and not in lieu of any additional limitations thereon in the Credit Agreement, the Revolving Loans shall not exceed the amount of the Revolving Outstandings as of the Effective Date less any amounts thereof repaid by the Borrowers (including, without limitation, any amounts repaid on the Revolving Loans as a result of any Mandatory Prepayment Event, including payment of Schlumberger Proceeds, pursuant to Section 6.2.2(a)). This Section 2 shall amend and restate in its entirety the covenant and agreement of the parties set forth in Section 4 of the Fifth Amendment.

SECTION 3. AMENDMENT. In reliance on the representations and warranties set forth in this Amendment and Waiver, and subject to satisfaction of the conditions set forth in Section 6 hereof, the Borrowers and, by execution and delivery of a Consent in the form of Exhibit 1 hereto, each of the Tranche B Term Lenders hereby agree that Section 4.2 of the Credit Agreement shall be amended to add the following sentence at the end thereof:

     "Notwithstanding the foregoing, all interest which shall accrue on the Tranche B Term Loans during the period commencing May 25, 2002 and ending November 30, 2002, inclusive, shall be due and payable on November 30, 2002."

SECTION 4. REPRESENTATIONS AND WARRANTIES. In order to induce the Agents and the Lenders to enter into this Amendment and Waiver, the Borrowers, jointly and severally, represent and warrant (which representations and warranties shall survive the execution and delivery hereof) to the Agents and the Lenders that, after giving effect to this Amendment and Waiver:

     (a) the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date with the same effect as if made on and as of the Effective Date (except to the extent relating solely to an earlier date, in which case they were true and correct as of such earlier date);

     (b) no Event of Default or Unmatured Event of Default will exist after giving effect to this Amendment and Waiver;

     (c) the execution and delivery by the Borrowers of this Amendment and Waiver and the performance by the Borrowers of their obligations under the Credit Agreement and the other Loan Documents (i) are within the corporate or limited liability company, as applicable, powers of each Borrower, (ii) have been duly authorized by all necessary corporate or limited liability company action, as applicable, (iii) have received all necessary approvals from all governmental authorities having jurisdiction over any Borrower and (iv) do not and will not conflict with any provision (x) of any law, rule, regulation, requirement, administrative order, decree or agreement that is binding on the Company or any of its Subsidiaries or to which any of their property is subject or (y) of the certificate of incorporation or bylaws or other organizational documents of any Borrower;

     (d) the Credit Agreement and the other Loan Documents are the legal, valid and binding obligations of each Borrower, enforceable against such Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity);

     (e)  as of the Effective Date,

          (i) the authorized capital stock of the Company consists solely of 30,000,000 shares of Common Stock and 5,000,000 Special Shares; of the Special Shares, as of the Effective Date, 1,700,000 shares of ESOP Preferred Stock have been designated and 25,000 shares of Lender Preferred have been designated. Of the authorized capital stock of the Company (assuming no Warrant is exercised), 4,127,915 shares of Common Stock, 960,000 shares (including treasury shares) of ESOP Preferred Stock (convertible to Common Stock pursuant to the terms of the Restated Charter) and 10,000 shares of Lender Preferred are issued and outstanding. All of such outstanding capital stock is validly issued, fully paid and nonassessable and has been issued in compliance with all applicable securities laws. Furthermore, the outstanding warrants to purchase Common Stock of the Company consist solely of (x) 678,334 Series A Warrants to purchase shares of Common Stock, no par value, at the exercise price of $0.01; (y) 555,556 Series B Warrants to purchase shares of Common Stock, no par value, at the exercise price of $30.00; and (z) 549,451 Series C Warrants to purchase shares of Common Stock, no par value, at the exercise price of $49.46; and

          (ii) except as set forth on Schedule 9.24 to the Credit Agreement and except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no existing options, convertible securities, warrants, calls, pledges, transfer restrictions (except restrictions imposed by federal and state securities laws), liens, rights of first offer, rights of first refusal, anti-dilution provisions or commitments of any character created by or binding upon the Company or to which the Company is a party relating to any issued or unissued shares of capital stock of the Company. Except for the Warrants, the Lender Preferred and the ESOP Preferred Stock, there are no preemptive or other preferential rights applicable to the issuance and sale of equity securities (or securities convertible or exercisable into or exchangeable for equity securities) of the Company;

     (f) as of May 31, 2002, (i) the aggregate outstanding principal balance of the Tranche A Term Loans is $33,087,129.43, (ii) the aggregate outstanding principal balance of the Tranche B Term Loans is $100,668,187.45, (iii) the aggregate outstanding principal balance of the Special Loans is $129,223,429.62 and
          (iv) the aggregate Revolving Outstandings are $35,502,401.14, including the Stated Amount of all Letters of Credit in the aggregate amount of $2,502,401.14; and

     (g) the obligation of the Borrowers and the other Loan Parties to repay the Loans and the other obligations under the Loan Documents are absolute and unconditional, and there exists no right of setoff or recoupment, counterclaim or defense of any nature whatsoever to payment of such obligations.

SECTION 5. LIMITED AMENDMENT AND WAIVER. This Amendment and Waiver shall be limited precisely as written and shall not be deemed (i) except as expressly set forth in Section 1 or Section 3 above, to be an amendment, waiver or modification of, or a suspension of compliance with, any other term or condition of the Credit Agreement, any Loan Document or any of the instruments or agreements referred to in such documents or, except as expressly set forth in Section 1 above, a waiver of any Unmatured Event of Default or Event of Default under the Credit Agreement, whether or not known to any of the Agents or the Lenders or (ii) to prejudice any other right or rights that the Agents or the Lenders may now or in the future have under or in connection with the Credit Agreement, any other Loan Document or any instruments or agreements referred to therein.

SECTION 6. EFFECTIVENESS. The waivers set forth in Section 1 above shall become effective as of the date hereof (the "Effective Date"), subject to satisfaction of the following conditions (unless waived in writing by the Administrative Agent or the requisite Lenders pursuant to the Credit Agreement, as the case may be):

     (a)  receipt by the Administrative Agent of:

          (i) counterparts of this Amendment and Waiver fully executed by the Borrowers and the requisite Lenders pursuant to the Credit Agreement;

          (ii) a counterpart of the Reaffirmation of Loan Documents, substantially in the form of Exhibit 2 hereto, fully executed by each --------- Loan Party; and

          (iii) such other documents as the Administrative Agent or any Lender may reasonably request;

     (b) all legal matters in connection with this Amendment and Waiver, the Credit Agreement and the other Loan Documents shall be reasonably satisfactory to Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent;

     (c) in immediately available funds, payment of all outstanding amounts that have been invoiced by or on behalf of the Administrative Agent and unpaid as of the date hereof with respect to all reimbursable fees, charges or expenses payable in accordance with the terms and provisions of the Credit Agreement and the other Loan Documents, including, without limitation, all Attorney Costs of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, all fees and disbursements of FTI Policano & Manzo, financial advisor to such counsel, and all amounts due and payable pursuant to Section 8.5; and

     (d) upon the effectiveness of this Amendment and Waiver, (i) the representations and warranties in this Amendment and Waiver are true and correct in all material respects on and as of the Effective Date, (ii) no Event of Default shall have occurred and be continuing and (iii) no Unmatured Event of Default shall occur or be continuing.

The amendment set forth in Section 3 hereof shall be effective upon and subject to both satisfaction of the conditions set forth in the preceding sentence and receipt by the Administrative Agent of a Consent in the form of Exhibit 1 hereto signed by each Tranche B Term Lender. The failure of the amendment set forth in Section 3 hereof to become effective shall not limit the effectiveness of the other provisions of this Amendment and Waiver.

Except as provided in Section 9 below, this Amendment and Waiver shall be of no force and effect if the preceding conditions have not been satisfied by June 14, 2002.

For purposes of determining compliance with the conditions specified in this Section 6, each Lender that has executed this Amendment and Waiver shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter either sent, or made available for inspection, by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent and the requisite Lenders pursuant to the Credit Agreement, but excluding (unless such Lender shall have actually executed the same) the Consent in the form of Exhibit 1 hereto.

SECTION 7. POST-CLOSING COVENANTS. The Borrowers, jointly and severally, covenant and agree as follows:


     (a) (i) By no later than June 14, 2002, the Company shall retain an investment banking firm acceptable to the Administrative Agent, which firm shall promptly develop a plan reasonably acceptable to the Administrative Agent and the Majority Lenders to explore all strategic options available to the Company, including, without limitation, asset dispositions, refinancings and equity investments (the "Tokheim 2002 Strategic Plan"). The Company shall diligently pursue the Tokheim 2002 Strategic Plan (it being understood the Company is not obligated to accept any proposals submitted in connection with the Tokheim 2002 Strategic Plan), and the Company and representatives of such investment banking firm shall meet with (including by conference telephone) and update the Administrative Agent and the Lender Steering Committee with respect to developments and progress in effectuating the Tokheim 2002 Strategic Plan every two weeks and at such other intervals as shall be requested from time to time by the Administrative Agent;

          (ii) By no later than July 15, 2002, the Company shall provide copies to the Administrative Agent of its final offering circular or memorandum in respect of the Tokheim 2002 Strategic Plan;

          (iii) By no later than August 15, 2002, the Company shall have completed the solicitation (and shall have provided copies to the Administrative Agent) of non-binding proposals from all interested parties in respect of the Tokheim 2002 Strategic Plan; and

          (iv) By no later than September 30, 2002, the Company shall have completed the solicitation (and shall have provided copies to the Administrative Agent) of final binding proposals from all interested parties in respect of the Tokheim 2002 Strategic Plan;

     (b) The Company shall, at all times, retain interim or permanent chief executive and chief financial officers reasonably acceptable to the Administrative Agent;

     (c) Neither the Company nor any Subsidiary shall (i) accept any settlement of its claims against Schlumberger Limited or (ii) enter into or consummate any Asset Sale if the Net Cash Proceeds of such Asset Sale would be in excess of $1,000,000, unless in each case the terms thereof shall be reasonably acceptable to the Administrative Agent; and

     (d) Neither the Company nor any Subsidiary shall, without the prior written consent of the Administrative Agent, exercise any permissive right or other option it may have to effectuate (i) the termination of the ESOP or (ii) the redemption of any ESOP Preferred Stock held by the trustee for the ESOP;

     it being expressly acknowledged and agreed that any failure to keep, perform and/or satisfy such undertakings set forth in the foregoing subsections 7(a)-(d) (x) shall constitute an Event of Default under the Credit Agreement and the rights and remedies of the Agents and the Lenders arising as a result thereof under the Credit Agreement and the other Loan Documents are hereby expressly preserved and (y) shall cause the waivers set forth in Section 1 above to become immediately null and void and such waivers shall be treated as if they were never granted.

     (e) The Borrowers jointly and severally covenant and agree that any amounts realized by any Borrower or any Subsidiary from any life insurance policy in connection with (i) settlement of any claim by a vested participant in the Company's Supplemental Executive Retirement Plan in excess of the amount of such settlement or
          (ii) termination or surrender of any life insurance policy covering any participant, in each case net of direct costs and expenses incurred in connection therewith, shall be deemed Designated Proceeds under Section 6.2.2(a) of the Credit Agreement, shall be applied as prepayments of the Loans concurrently with receipt thereof by such Borrower or Subsidiary and shall be applied to the Loans as set forth in the last sentence of Section 6.2.2(a) of the Credit Agreement in the same manner as proceeds received under Section 6.2.2(a)(vii) thereof. This provision shall be deemed an additional covenant and agreement of the Borrowers under Section 6.2.2 of the Credit Agreement and amends and restates in its entirety subsection 6(b) of the Waiver and Consent. ---------------

SECTION 8.        MISCELLANEOUS.

     8.1 Continuing Effectiveness, etc. The Credit Agreement and the other Loan Documents shall remain in full force and effect after giving effect to this Amendment and Waiver and are hereby ratified and confirmed in all respects. After the Effective Date, all references to the "Credit Agreement" or similar terms in the Credit Agreement, the Notes, each other Loan Document and any similar document shall refer to the Credit Agreement as hereby supplemented and as previously amended, modified or supplemented. This Amendment and Waiver shall constitute a Loan Document as defined in the Credit Agreement, and the provisions of this Amendment and Waiver may be amended, modified or supplemented, or any provision hereof waived, only in accordance with and subject to the provisions of the Credit Agreement.

     8.2 Reaffirmation of Security Interest. Each of the Borrowers hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as amended by this Amendment and Waiver, and the obligations secured thereby and thereunder shall include the Borrowers' obligations under the Credit Agreement as amended by this Amendment and Waiver. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

     8.3 Further Assurances. Each of the Loan Parties expressly acknowledges and agrees (i) to enter into such other or further documents, and to take such other or further actions that may be necessary, or, in the opinion of the Administrative Agent, desirable, to perfect, preserve or protect the liens and security interests created under the Loan Documents and (ii) to grant liens on such other or further property or assets of the Loan Parties not currently encumbered to secure all obligations of the Loan Parties as the Administrative Agent may require; provided that no Loan Party shall have any obligation to grant liens on any such other or further property to the extent that such Loan Party can demonstrate, to the reasonable satisfaction of the Administrative Agent, that the granting of such lien would have a material and adverse tax consequence to the Loan Parties.

     8.4 Counterparts. This Amendment and Waiver may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment and Waiver. Delivery of an executed counterpart of a signature page of this Amendment and Waiver by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment and Waiver.

     8.5 Expenses. The Company agrees that its obligations set forth in
Section 14.6 of the Credit Agreement to pay the reasonable out-of-pocket costs and expenses of the Administrative Agent (including Attorney Costs) shall extend to the preparation, execution and delivery of this Amendment and Waiver and any other documentation contemplated hereby (whether or not this Amendment and Waiver becomes effective or the provisions contemplated hereby are consummated), including, but not limited to, the reasonable fees and disbursements of Clifford Chance Rogers & Wells LLP, counsel for the Administrative Agent, and FTI Policano & Manzo, financial advisor to such counsel.

     8.6 GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE WHOLLY PERFORMED WITHIN THE STATE OF NEW YORK.

     8.7 Successors and Assigns. This Amendment and Waiver shall be binding upon the Borrowers, the Lenders and the Agents and their respective successors and assigns and shall inure to the benefit of the Borrowers, the Lenders and the Agents and their respective successors and assigns; provided that no Borrower shall have any right to assign this Amendment and Waiver except to the extent permitted by the first sentence of Section
14.9.1 of the Credit Agreement.

     8.8 Consultation with Advisors. The Loan Parties acknowledge that they have consulted with counsel and with such other experts and advisors as they have deemed necessary in connection with the negotiation, execution and delivery of this Amendment and Waiver. This Amendment and Waiver shall be construed without regard to any presumption or any rule requiring that it be construed against the party causing this Amendment and Waiver or any part hereof to be drafted.

     8.9 Entire Agreement. This Amendment and Waiver sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter. Each of the parties hereto acknowledges that, except as otherwise expressly stated in this Amendment and Waiver, no representations, warranties or commitments, express or implied, have been made by any party to any other party with respect to the subject matter of this Amendment and Waiver. None of the terms or conditions of this Amendment and Waiver may be changed, modified, waived or canceled, orally or otherwise, except as provided in the Credit Agreement.

     8.10 Enforceability. Should any one or more of the provisions of this Amendment and Waiver be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     8.11 Invalidity; Severability. Whenever possible, each provision of this Amendment and Waiver shall be interpreted in such manner as to be effective and valid under all applicable laws, rules and regulations. Any provision of this Amendment and Waiver that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.12 Headings. The headings of this Amendment and Waiver are for the purpose of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment and Waiver.

     8.13 Definitions. Capitalized terms used in this Amendment and Waiver that are not defined herein but are defined in the Credit Agreement shall have the meaning given to such terms in the Credit Agreement.

SECTION 9. RELEASE OF CLAIMS. EACH BORROWER HEREBY ACKNOWLEDGES AND AGREES THAT IT DOES NOT HAVE ANY DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF THE LIABILITY OF SUCH BORROWER TO REPAY ANY AGENT OR ANY LENDER AS PROVIDED IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM ANY AGENT OR ANY LENDER OR ANY OF THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS. EACH BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND EACH LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT AND WAIVER IS EXECUTED, THAT SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, AND SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THIS AMENDMENT AND WAIVER. THE RELEASES AND DISCHARGES IN THIS SECTION 9 SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT AND WAIVER ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

                [Remainder of page intentionally left blank;
                      signatures on following pages.]

     Delivered as of the day and year first above written.

                                    TOKHEIM CORPORATION

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    GASBOY INTERNATIONAL, INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    TOKHEIM INVESTMENT CORP.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    MANAGEMENT SOLUTIONS, INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    TOKHEIM SERVICES LLC

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    TOKHEIM RPS, LLC

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    ABN AMRO BANK N.V., as Administrative Agent, as Issuing Lender and as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    AMSOUTH BANK, as Documentation Agent and as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    BANK ONE, INDIANA, NATIONAL ASSOCIATION, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    CREDIT AGRICOLE INDOSUEZ, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    BEAR, STEARNS & CO., INC., as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    BANKERS TRUST COMPANY, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    SENIOR DEBT PORTFOLIO, as a Lender

                                    By: Boston Management and Research, as
                                        Investment Advisor

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    EATON VANCE SENIOR INCOME TRUST, as a Lender

                                    By: Eaton Vance Management, as Investment
                                        Advisor

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    OXFORD STRATEGIC INCOME FUND, as a Lender

                                    By: Eaton Vance Management, as Investment
                                        Advisor

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    EATON VANCE INSTITUTIONAL SENIOR LOAN FUND,
                                      as a Lender

                                    By: Eaton Vance Management, as Investmen
                                      t Advisor

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    CREDIT INDUSTRIEL ET COMMERCIAL, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    BANK PEKAO SA (FORMERLY KNOWN AS BANK POLSKA
                                    KASA OPIEKI S.A., NEW YORK BRANCH), as a
                                    Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    OCTAGON INVESTMENT PARTNERS II, LLC, as
                                    a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    OAKTREE CAPITAL MANAGEMENT, LLC, as agent and on behalf of certain funds and accounts, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    ARES LEVERAGED INVESTMENT FUND II, L.P., as a Lender

                                    By: ARES Management II, L.P., its General
                                        Partner

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    WHIPPOORWILL/TOKHEIM OBLIGATIONS TRUST-2000, as a Lender

                                    By: Whippoorwill Associates, Incorporated,
                                        as its investment representative and
                                        advisor

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    BARCLAYS BANK PLC, as a Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    GOLDMAN SACHS CREDIT PARTNERS L.P., as a
                                    Lender

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                 EXHIBIT 1
                             FORM OF TRANCHE B
                            TERM LENDER CONSENT


Section 3 of the Sixth Amendment and Waiver, dated as of June 7, 2002, with respect to the Tokheim Post-Confirmation Credit Agreement, dated as of October 20, 2000, is hereby agreed to by the following Tranche B Term
Lender:



By:__________________________________________________________

Title:_________________________________________________________







Name of Institution:______________________________________________
                                    [please print]

                                 EXHIBIT 2
                          FORM OF REAFFIRMATION OF
                               LOAN DOCUMENTS



                                June 7, 2002

ABN AMRO Bank N.V., as Administrative Agent and the other parties to the Credit Agreement referred to below


                    Re: Reaffirmation of Loan Documents


Ladies and Gentlemen:

     Each of the undersigned acknowledges that the Borrowers, the Lenders and the Agents have executed the Amendment and Waiver dated as of the date hereof (the "Amendment and Waiver") given under the Post-Confirmation Credit Agreement dated as of October 20, 2000 (as amended and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

     Each of the undersigned hereby reaffirms as of the date hereof each and every security interest and lien granted in favor of the Administrative Agent and the Lenders under the Loan Documents and agrees and acknowledges that such security interests and liens shall continue from and after the date hereof and shall remain in full force and effect from and after the date hereof, in each case after giving effect to the Credit Agreement as supplemented by the Amendment and Waiver, and the obligations secured thereby and thereunder shall include Borrowers' obligations under the Credit Agreement as amended by the Amendment and Waiver. Each such reaffirmed security interest and lien remains and shall continue to remain in full force and effect and is hereby in all respects ratified and confirmed.

     Each of the undersigned hereby (i) confirms that each Loan Document to which such undersigned is a party remains in full force and effect after giving effect to the Amendment and Waiver, (ii) acknowledges and agrees that its obligations under the Loan Documents are absolute and unconditional, and that it does not have any right of setoff, recoupment, claim, counterclaim or defense of any kind or nature whatsoever that can be asserted to reduce or eliminate such obligations or to seek affirmative relief or damages of any kind or nature from any Agent or any Lender, or any of their predecessors, agents, employees, successors and assigns, (iii) reaffirms and admits the validity and enforceability of the Loan Documents and the Liens in the Collateral granted pursuant to the Loan Documents or otherwise and (iv) VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENTS AND THE LENDERS, AND EACH AGENT'S AND LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, MATURED OR UNMATURED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THE AMENDMENT AND WAIVER IS EXECUTED, THAT IT MAY NOW OR HEREAFTER HAVE AGAINST ANY SUCH AGENT OR LENDER, OR SUCH AGENT'S OR LENDER'S PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATION, OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE EXERCISE OF ANY RIGHT OR REMEDY UNDER THE CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND NEGOTIATION AND EXECUTION OF THE AMENDMENT AND WAIVER. THE RELEASES AND DISCHARGES IN THIS LETTER AGREEMENT SHALL BE EFFECTIVE REGARDLESS OF WHETHER THE CONDITIONS TO THE EFFECTIVENESS OF THE AMENDMENT AND WAIVER ARE SATISFIED AND REGARDLESS OF ANY OTHER EVENT THAT MAY OCCUR OR NOT OCCUR AFTER THE DATE HEREOF.

     This letter agreement may be signed in counterparts and by the various parties hereto on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this letter agreement.

     This letter agreement shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

                                    TOKHEIM CORPORATION

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    GASBOY INTERNATIONAL, INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------


                                    TOKHEIM INVESTMENT CORP.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    MANAGEMENT SOLUTIONS, INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    SUNBELT HOSE & PETROLEUM EQUIPMENT INC.

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    TOKHEIM SERVICES LLC

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------

                                    TOKHEIM RPS, LLC

                                    By
                                      ------------------------------------------
                                    Title
                                         ---------------------------------------